EXHIBIT 10.23

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR IN VESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

QUATECH, INC.

2001 EQUITY INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

Quatech, Inc. granted to the individual named below an option to purchase certain shares of Common Stock of the Company, in the manner and subject to the provisions of this Option Agreement.

1. Definitions:

(a) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(b) “Company” shall mean Quatech, Inc., an Ohio corporation, and any successor corporation thereto.

(c) “Date of Option Grant” shall mean February 1, 2001

(d) “EBITDA” means Company earnings before interest, taxes, depreciation allowances and bonus incentive compensation (exclusive of commissions), as determined by the Company’s independent accountants.

(e) “Exercise Price” shall mean $0.79 per share as adjusted from time to time pursuant to paragraph 9 below.

(f) “Initial Performance Vesting.” Subject to and except as provided in paragraphs 7 and 8 below, the Option Shares shall be subject to “Initial Performance Vesting” as follows, based on the percentage of the Performance Target achieved for the 2001 fiscal year, calculated by adding (i) the product of .7 times actual Company revenue for the year ending December 3 1, 2001, plus (ii) the product of .3 times actual Company EBITDA for the year ending December 31, 2001:

Amount	Vested
more than $5,502,000, less than $5,845,875	80%
more than $5,845,875, less than $6,189,750	85%
more than $6,189,750, less than $6,533,625	90%
more than $6,533,625, less than $6,877,000	95%
more than $6,877,000	100%

(g) “Number of Option Shares” shall mean                      shares of Common Stock of the Company as adjusted from time to time pursuant to paragraph 9 below.

(h) “Option” shall mean the option to purchase shares of Common Stock of the Company granted hereunder.

(i) “Option Termination Date” shall mean the date ten (10) years after the Date of Option Grant.

(j) “Optionee” shall mean

(k) “Performance Target” shall mean, with respect to the Option Shares granted hereby, a blended Company financial performance benchmark for the fiscal year ending December 31, 2001, of $6,877,500, based on the sum of (i) the product of .7 times target Company revenue of $9,000,000, plus (ii) the product of .3 times target Company EBITDA of $1,925,000.

(l) “Shareholders Agreement” shall mean that certain Shareholder Agreement dated July 28,2000, by and among the Company and the shareholders of the Company as the same may be amended from time to time, a copy of which is appended hereto as Exhibit A.

(m) “Vesting Schedule.” Subject to and except as provided in paragraphs 7 and 8 below, the “Vesting Schedule” for the Option Shares that have initially vested according to the Initial Performance Vesting schedule, shall be determined as follows:

Date	Vested
December 31, 2001	25%
December 31, 2002	25%
December 31, 2003	25%
December 31, 2004	25%

2. Status of the Option. This Option is intended to be an incentive stock option, but the Company does not represent or warrant that this Option qualifies as such. The Optionee should consult with the Optionee’s own tax advisors regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment of Section 422 of the Code, including, but not limited to, holding period requirements.

3. Administration. All questions of interpretation concerning this Option Agreement shall be determined by the Board of Directors of the Company (the “Board”) and/or by a duly appointed committee of the Board (consisting of one or more individuals) having such powers as shall be specified by the Board, in accordance with the terms of the Plan. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted in the Plan, including, without limitation, the power to terminate or amend the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law. All determinations by the Board shall be final and binding upon all persons having an interest in the Option.

4. Exercise of the Option

(a) Right to Exercise. The Option shall become exercisable in accordance with the Initial Performance Vesting and Vesting Schedule set forth in Section 1 above. In no event shall the Option be exercisable for more shares than the Number of Option Shares.

(b) Method of Exercise. The Option may be exercised by written notice to the Company which must state the election to exercise the Option, the number of shares for which the Option is being exercised and such other representations and agreements as to the Optionee’s investment intent with respect to such shares relating to compliance with applicable federal or state securities laws and other administrative matters as reasonably may be required pursuant to the provisions of this Option Agreement and the exercise form used by the Company. The written notice must be signed by the Optionee and is not effective until it is delivered in person or by certified or registered mail, return receipt requested, to the President or CEO of the Company prior to the termination of the Option as set forth in paragraph 6 below, accompanied by full payment of the exercise price for the number of shares being purchased.

(c) Form of Payment of Exercise Price. Such payment shall be made in cash, by check, cash equivalent, or pursuant to a “cashless exercise” in which the appropriate number of shares being purchased are retained by the Company in satisfaction of payment of such obligations.

(d) Withholding. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes payroll withholding and otherwise agrees to make adequate provision for foreign, federal and state tax withholding obligations of the Company, if any, which arise in connection with the Option. The Optionee is cautioned that the Option is not exercisable unless the Company’s withholding obligations are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired even though the Option is vested and the Company shall have no obligation to issue a certificate for such shares.

(e) Certificate Registration. The certificate or certificates for the shares as to which the Option shall be exercised shall be registered in the name of the Optionee, or, if applicable. the heirs of the Optionee and promptly delivered to such shareholder following satisfaction of the various requirements hereunder.

(f) Restrictions on Grant of the Option and Issuance of Shares. The issuance of the shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The Optionee is cautioned that the Option may not be exercisable unless the foregoing conditions are satisfied. Accordingly, the Optionee may not be able to exercise the Option when desired even though the Option is vested. Questions concerning this restriction should be directed to the President or Chief Executive Officer of the Company. As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

(g) Fractional Shares. The Company at its discretion shall determine whether to issue fractional shares upon the exercise of the Option or to pay to the Optionee cash equal to the fair market value of such fractional shares.

5. Non-Transferability of the Option. The Option may be exercised during the lifetime of the Optionee only by the Optionee or the Optionee’s guardian or legal representative and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution. Following the death of the Optionee, the Option, to the extent unexercised and exercisable by the Optionee on the date of death, may be exercised by the Optionee’s legal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

6. Termination of the Option. The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Termination Date as defined above or (b) the last date for exercising the Option following termination of employment as described in paragraph 7 below.

7. Termination of Employment.

(a) Termination of the Option.

(i) Termination for Cause. If the Optionee ceases to be an employee of the Company by reason of “termination for cause,” as defined below, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an employee, shall terminate on the date on which the Optionee’s employment terminated. For the purposes of this paragraph 7(a)(i), “termination for cause” shall mean any termination of the Optionee’s employment with the Company as a result of or in connection with the following events:

(1) the Optionee’s intentional, persistent failure, dereliction, or refusal to perform such duties as are reasonably assigned to him or her by the officers and directors of the Company from time to time;

(2) the Optionee’s fraud, dishonesty, or other deliberate injury to the Company in the performance of his or her duties;

(3) the Optionee’s conviction of a crime which constitutes a felony in the jurisdiction in which the Optionee is employed, regardless of whether such crime involves the Company;

(4) the Optionee’s material breach of his or her employment agreement or willful, improper disclosure of confidential information relating to the Company.

(ii) Death or Disability. If the Optionee ceases to be an employee of the Company by reason of the death or disability of the Optionee within the meaning of Section 22(e)(3) of the Code, the Option, to the extent unexercised by the Optionee, may be exercised by the Optionee (or the Optionee’s legal representative) at any time prior to the expiration of one (1) year from the date on which the Optionee’s employment terminated, but in any event no later than the Option Termination Date.

(iii) Other Termination. If the Optionee ceases to be an employee of the Company for any reason, except death, disability within the meaning of Section 22(e)(3) of the Code or “termination for cause,” as defined in paragraph 7(a)(i) above, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an employee, may be exercised by the Optionee within ninety (90) days after the date on which the Optionee’s employment terminated, but in any event no later than the Option Termination Date.

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth above is prevented by the provisions of paragraph 4(Q above, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Termination Date.

(c) Repurchase of Option Shares By Company. If the Optionee ceases to be an Employee of the Company for any reason, the Company, during the 60-day period following the Employee’s termination of employment with the Company, shall have the right to re-purchase any shares acquired upon the exercise of the Option (“Right to Repurchase”) by giving written notice of its election to re-purchase to the Optionee or the Optionee’s legal representative. The repurchase price shall be the fair market value of such shares as of the repurchase date as determined by the Company in good faith at its discretion and shall be paid at its option in cash in whole or in part, with up to one-half of the repurchase price being payable in the form of an unsecured promissory note which shall be due and payable in full, with interest at a rate equal to the applicable federal rate as determined under section 1274 of the Internal Revenue Code, no later than one year after the date on which the note is issued. This right shall be in addition to the provisions of the Shareholders Agreement.

8. Vesting upon Ownership Change. Qualified Public Offering. In the event of an Ownership Change or a Qualified Public Offering, 100% of the Option shall become fully vested (to the extent it is neither assumed or substituted for in connection with the Ownership Change as provided in Section 13 of the Plan). A “Qualified Public Offering” shall have the same meaning as it is defined in the Shareholders Agreement. An “Ownership Change” shall be deemed to have occurred upon the occurrence of any of the following with respect to the Company:

(a) the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the stock of the Company where shareholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange;

(b) a merger or consolidation in which the Company is a party (except a merger or consolidation for the sole purpose of reincorporating into another state or creating a holding company or a merger or consolidation after which the Company is the surviving entity and the Company’s management team remains m control of the Company);

(c) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange, or transfer to one or more parent or subsidiary corporations of the Company); or

(d) A liquidation or dissolution of the Company.

9. Effect of Change in Stock Subject to the Option. Appropriate adjustments shall be made in the number, exercise price and class of shares of stock subject to the Option in the event of a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or like change in the capital structure of the Company. In the event a majority of the shares which are of the same class as the shares that are subject to the Option are exchanged for, converted into, or otherwise become shares of another corporation (the “New Shares”), the Company may unilaterally amend the Option to provide that the Option is exercisable for New Shares. In the event of any such amendment, the number of shares and the exercise price shall be adjusted in a fair and equitable manner.

10. Rights as a Shareholder or Employee. The Optionee shall have no rights as a shareholder with respect to any shares covered by the Option until the date of the issuance of a certificate or certificates for the shares for which the Option has been exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, except as provided in paragraph 9 above. Nothing in the Option shall confer upon the Optionee any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate the Optionee’s employment at any time.

11. Shareholders Agreement. The Optionee may not exercise the Option, or any part thereof, unless such Optionee has first executed and delivered to the Company the Shareholders Agreement agreeing to be bound by the terms thereof, provided, however, that this provision shall not apply in the event the Shareholders Agreement is no longer in effect or is amended to eliminate the requirement that an option holder must become bound by such agreement.

12. Stock Dividends Subject to Option Agreement. If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding stock of the corporation the stock of which is subject to the provisions of this Option Agreement, then in such event any and all new substituted or additional securities to which the Optionee is entitled by reason of the Optionee’s ownership of the shares acquired upon exercise of the Option shall be immediately subject to the Right to Repurchase with the same force and effect as the shares subject to the Right to Repurchase immediately before such event.

13. Legends. The Company may at any time place legends referencing this Option Agreement and any applicable federal or state securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Optionee in order to effectuate the provisions of this paragraph 13. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

(a) “THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.”

(b) Any legend required to be placed thereon by applicable law.

(c) Any legend required to be placed thereon by the terms of the Shareholders Agreement.

14. Initial Public Offerings. The Optionee hereby agrees that in the event of any underwritten public offering of stock, including an initial public offering of stock, made by the Company pursuant to an effective registration statement filed under the Securities Act, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time from and after the effective date of such registration statement as may be established by the underwriter for such public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such public offering. The foregoing limitation shall not apply to shares registered in the initial public offering under the Securities Act. The Optionee shall be subject to this paragraph provided and only if the officers and directors of the Company are also subject to similar arrangements.

15. Binding Effect. This Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

16. Termination or Amendment. The Board, including any duly appointed committee of the Board, may terminate or amend the Plan at any time; provided, however, that no such action shall deprive any person, without such person’s consent, of any rights previously granted pursuant to this Option Agreement.

17. Incorporation of Terms of Plan: Integrated Agreement. The terms of the Plan are incorporated herein by reference. This Option Agreement constitutes the entire understanding and agreement of the Optionee and the Company with respect to the subject matter contained herein, and there are no agreements, understandings, restrictions, representations, or warranties among the Optionee and the Company other than those as set forth or provided for herein. To the extent contemplated herein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.

18. Applicable Law. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to its choice of law provisions.

QUATECH, INC

By:
Title:

The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement, including the Right to Repurchase set forth in paragraph 7(c) and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Option Agreement.

Date: